EXHIBIT 10.1

ADMINISTRATIVE SERVICES AGREEMENT

THIS ADMINISTRATIVE SERVICES AGREEMENT (the “Agreement”) is made and entered into effective as of [__________], 2007, by and between Lanier Capital REIT, Inc., a Maryland corporation (the “Company”), and Cornerstone Capital Advisors Inc., a Georgia corporation (the “Administrator”).

WHEREAS, the Company is filing with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-11 (the “Registration Statement”) covering 10,000,000 shares of its common stock, par value $.0001 per share (the “Shares”), to be offered to the public and 2,650,000 shares to be sold pursuant to the Company’s dividend reinvestment plan;

WHEREAS, the Company intends to qualify as a REIT (as defined below), and intends to continue to invest its funds in investments permitted by the terms of the Registration Statement and Sections 856 through 860 of the Code (as defined below);

WHEREAS, the Company desires to avail itself of the experience, sources of information, advice, assistance and certain facilities available to the Administrator, and to have the Administrator undertake the administrative and ministerial duties and responsibilities hereinafter set forth, on behalf of, and subject to the supervision of, the Board of Directors of the Company, all as provided herein; and

WHEREAS, the Administrator is willing to undertake to render such services, subject to the supervision of the Board of Directors of the Company, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, for and in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1.

Definitions.  As used in this Agreement, the following terms will have the meanings hereinafter indicated:

Acquisition Expenses.  Any and all expenses incurred by the Company, the Administrator, or any Affiliate of either, in connection with the selection and acquisition of any Property or the making of any Loan, whether or not acquired or made, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance and miscellaneous expenses.

Acquisition Fees.  Any and all fees and commissions, exclusive of Acquisition Expenses, paid by any Person to any other Person (including any fees or commissions paid by or to any Affiliate of the Company or the Administrator) in connection with making or investing in Loans or the purchase, development or construction of Property by the Company, including, without limitation, real estate commissions, acquisition fees, finder’s fees, selection fees, development fees, construction fees, nonrecurring management fees, consulting fees, loan fees, points or any other fees or commissions of a similar nature, however designated.  Excluded will be development fees and construction fees paid to any Person not affiliated with the Sponsor in connection with the actual development and construction of any Property.

Administrator.  Cornerstone Capital Advisors Inc., a Georgia corporation, any successor administrator to the Company, or any Person to which Cornerstone Capital Advisors Inc. or any successor administrator subcontracts substantially all of its functions.

Affiliate or Affiliated.  As to any Person: (i) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (ii) any Person directly or indirectly owning, controlling or holding, with power to vote, ten percent (10%) or more of the outstanding voting securities of such other Person; (iii) any executive officer, director, general partner or trustee of such other Person; (iv) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with power to vote, by such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, general partner, or trustee.

Articles of Incorporation.  The Articles of Incorporation of the Company, as the same are in effect and may be amended from time to time.

Average Invested Assets.  For a specified period, the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in equity interests in real estate and Loans, before reserves for depreciation or bad debts or other similar noncash reserves, computed by taking the average of such values at the end of each month during such period.

Board of Directors or Board.  The persons holding such office, as of any particular time, under the Articles of Incorporation and Bylaws, whether they be the Directors named therein or additional or successor Directors.

Bylaws.  The Bylaws of the Company, as the same are in effect and may be amended from time to time.

Code.  The Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto.  Reference to any provision of the Code will mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

Company Assets.  Any and all property, real, personal or otherwise, tangible or intangible, including Loans, which is transferred or conveyed to the Company (including all interest, rents, income, profits and gains therefrom), and which is owned or held by, or for the account of, the Company.

Contract Purchase Price.  The amount actually paid or allocated (as of the date of purchase) to the purchase, development, construction or improvement of a Property, exclusive of Acquisition Fees and Acquisition Expenses.

Director.  A member of the Board of Directors of the Company.

Distributions.  Any distribution of money or other property by the Company to owners of Equity Shares, including distributions that may constitute a return of capital for federal income tax purposes.

Equity Shares.  Shares of capital stock of the Company of any class or series.

Fees.  The Administrative Services Fee and the Closing Administrative Services Fee (as defined in Section 9) and all other fees payable to the Administrator for day-to-day administrative services in connection with the Company and its investments in Properties and Loans pursuant to this Agreement.

Independent Director.  A Director who is not, and within the last two (2) years has not been, directly or indirectly associated with the Sponsor or the Administrator by virtue of: (i) ownership of an interest in the Sponsor, the Administrator or any of their Affiliates; (ii) employment by the Sponsor, the Administrator or any of their Affiliates; (iii) service as an officer or director of the Sponsor, the Administrator or any of their Affiliates; (iv) the performance of services, other than as a Director, for the Company; (v) service as a director or trustee of more than three (3) REITs organized by the Sponsor or advised by the Administrator; or (vi) maintenance of a material business or professional relationship with the Sponsor, the Administrator or any of their Affiliates.  A business or professional relationship is considered “material” if the gross revenue derived by the Director from the Sponsor, the Administrator and their Affiliates exceeds 5% of either the Director’s annual gross revenue during either of the last two (2) years or the Director’s net worth on a fair market value basis.  An indirect relationship will include circumstances in which a Director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law, or brothers- or sisters-in-law are or have been associated with the Sponsor, the Administrator, any of their Affiliates, or the Company.

Listing.  The listing of the shares of the Company on a national securities exchange or the quoting of the shares on an over-the-counter market.

Loans.  Loans made by the Company to borrowers which are evidenced by notes or other evidences of indebtedness or obligations, and which are secured or collateralized by real estate owned by the borrowers or by the borrower’s equity interest in the property or other suitable collateral.

Net Income.  For any period, the total revenues applicable to such period, less the total expenses applicable to such period, excluding additions to reserves for depreciation or bad debts or other similar noncash reserves; provided, however, Net Income, for purposes of calculating Total Operating Expenses, will exclude the gain from the sale of Company Assets.

Offering Expenses.  All expenses incurred by and to be paid from the assets of the Company in connection with and in preparing the Company for registration and subsequently offering and distributing securities to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters’ attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, changes of transfer agents, registrars, trustees, escrow holders, depositories, experts, and expenses of qualification of the sale of the securities under federal and state laws, including taxes and fees, accountants’ and attorneys’ fees.

Person.  Any natural person, partnership, corporation, association, trust, limited liability company or other legal entity.

Property or Properties.  The real properties, including the buildings located thereon, or the real properties only, or the buildings only, which are acquired by the Company.

REIT.  A corporation, trust, association or other legal entity (other than a real estate syndication) which is engaged primarily in investing in equity interests in real estate (including fee ownership and leasehold interests) or in real estate loans or both.

Sales Price.  The amount actually received for the sale of a Property or Loan, exclusive of Acquisition Fees and Acquisition Expenses.

Sponsor.  Any Person directly or indirectly instrumental in organizing, wholly or in part, the Company, or any Person who will control, manage or participate in the management of the Company, and any Affiliate of such Person.  Not included is any Person whose only relationship with the Company is that of an independent property manager of Company Assets, and whose only compensation is as such.  “Sponsor” does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services.  A Person may also be deemed a Sponsor of the Company by:

(a)

taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Company, either alone or in conjunction with one or more other Persons;

(b)

receiving a material participation in the Company in connection with the founding or organizing of the business of the Company, in consideration of services or property, or both services and property;

(c)

having a substantial number of relationships and contacts with the Company;

(d)

possessing significant rights to control Company Assets;

(e)

receiving fees for providing services to the Company which are paid on a basis that is not customary in the industry; or

(f)

providing goods or services to the Company on a basis which was not negotiated at arms-length with the Company.

Stockholders.  The registered holders of the Company’s Equity Shares.

Termination Date.  The date of termination of this Agreement.

Total Operating Expenses.  All costs and expenses paid or incurred by the Company, as determined under generally accepted accounting principles, including all fees to be paid to the Administrator, but excluding: (i) the expenses of raising capital such as Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses, and taxes incurred in connection with the issuance, distribution, transfer, registration and Listing of the Shares, (ii) interest payments, (iii) taxes, (iv) noncash expenditures such as depreciation, amortization and bad debt reserves, and (v) the Acquisition Fees, Acquisition Expenses, real estate commissions on the resale of property, and other expenses connected with the acquisition, disposition and ownership of real estate interests, real estate loans or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

2%/25% Guidelines.  The requirement pursuant to the guidelines of the North American Securities Administrators Association, Inc. that, in general, in any fiscal year, Total Operating Expenses may not exceed the greater of 2% of the Company’s Average Invested Assets or 25% of the Company’s Net Income for such year.

2.

Appointment of the Administrator.  The Company hereby appoints the Administrator to provide certain administrative and ministerial services to the Company on the terms and conditions set forth in this Agreement, and the Administrator hereby accepts such appointment.

3.

Duties of the Administrator.  During the term of this Agreement, the Administrator will be responsible for performing certain day-to-day administrative and ministerial services to the Company.  As part of performing its obligations hereunder, subject to certain restrictions described in this Agreement (including those set forth in Sections 4 and 7 below), and subject to the supervision of the Directors and consistent with the provisions of the Registration Statement, the Articles of Incorporation and the Bylaws, the Administrator will:

(a)

provide research and economic and statistical data in connection with the Company’s assets and investment policies;

(b)

perform and supervise the various administrative functions reasonably necessary for the Company, including cash management services;

(c)

as approved and directed by the Company (i) assist the Company in analyzing potential investments in Properties and Loans; (ii) recommend structure and terms and conditions of transactions pursuant to which investments in Properties and Loans will be made by the Company; (iii) assist the Company in obtaining financing and refinancing and in making other changes in the asset or capital structure of investments in Properties and Loans; and (iv) act as servicing agent for Loans and investments;

(d)

assist the Company in its relationships with banks or lenders for loans to be made to the Company, and with investment banking firms and broker-dealers or private sales of Shares and other securities, but in no event in such a way so that the Administrator will be acting as a broker-dealer or underwriter; and provided, further, that any fees and costs payable to third parties incurred by the Administrator in connection with the foregoing will be the responsibility of the Company;

(e)

recommend and conduct business with such Persons as the Administrator deems necessary to the proper performance of its obligations hereunder, including but not limited to consultants, accountants, correspondents, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, builders, developers, property owners, mortgagors, and any and all agents for any of the foregoing, including Affiliates of the Administrator, and  Persons acting in any other capacity deemed by the Administrator necessary or desirable for the performance of  any of the services herein, including but not limited to entering into contracts in the name of the Company with any of the foregoing;

(f)

consult with the staff, officers and Directors of the Company and assist the Company in the formulation and implementation of the Company’s financial policies, and, as necessary, furnish the Company with advice and recommendations with respect to the making of investments consistent with the investment objectives and policies of the Company and in connection with any borrowings proposed to be undertaken by the Company;

(g)

obtain reports (which may be prepared by the Administrator or its Affiliates), where appropriate, concerning the value of investments or contemplated investments of the Company;

(h)

from time to time, or at any time reasonably requested by the Directors, make reports to the Directors of its performance of services to the Company under this Agreement;

(i)

do all things necessary to assure its ability to render the services described in this Agreement;

(j)

deliver to or maintain on behalf of the Company copies of all appraisals obtained in connection with the investments in Properties and Loans;

(k)

act as administrator of the Company’s Dividend Reinvestment Plan and Automatic Purchase Plan; and

(l)

notify the Board of Directors of all proposed material transactions before they are completed.

4.

Limitations on Authority of Administrator.

(a)

Notwithstanding any provision of this Agreement to the contrary, the Administrator must obtain the prior approval of a majority of the Directors (including a majority of the Independent Directors) before the Company (1) makes any investment in Properties or Loans (whether directly or indirectly), including any acquisition of a Property by the Company (as well as any financing acquired by the Company in connection with such acquisition) or (2) sells, disposes of or refinances any such investments in Properties or Loans.  The Administrator will deliver to the Independent Directors all documents required by them to properly evaluate any proposed investments in, sales or dispositions of, or refinancings of, any such Properties or Loans.

(b)

The prior approval of a majority of the Independent Directors and a majority of the Directors not otherwise interested in the transaction is also required for each transaction between the Company and the Administrator or any of the Affiliates of the Administrator.

(c)

The Directors may, at any time upon the giving of notice to the Administrator, modify or revoke the authority set forth in this Agreement.  In such event, the Administrator will henceforth submit to the Directors for prior approval such proposed transactions involving investments as thereafter require prior approval; provided, however, that such modification or revocation will be effective upon receipt by the Administrator and will not be applicable to investment transactions to which the Administrator has committed the Company prior to the date of receipt by the Administrator of such notification.

5.

Bank Accounts.  The Administrator may establish and maintain one or more bank accounts in its own name for the account of the Company or in the name of the Company and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any monies on behalf of the Company, under such terms and conditions as the Directors may approve, provided that no funds will be commingled with the funds of the Administrator; and the Administrator will from time to time render appropriate accountings of such collections and payments to the Directors and to the auditors of the Company.

6.

Records, Access.  The Administrator will maintain appropriate records of all its activities hereunder and make such records available for inspection by the Directors and by counsel, auditors and authorized agents of the Company, at any time or from time to time during normal business hours.  The Administrator will at all reasonable times have access to the books and records of the Company.

7.

Other Limitations on Activities.  Notwithstanding any provision of this Agreement to the contrary, the Administrator will refrain from taking any action which would (a) adversely affect the status of the Company as a REIT; (b) subject the Company to regulation under the Investment Company Act of 1940; (c) violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Company, its Equity Shares or its other securities; or (d) otherwise not be permitted by the Articles of Incorporation or Bylaws of the Company; except that if any such action will be ordered by the Directors, the Administrator will notify promptly the Directors of the Administrator’s judgment of the potential impact of such action and will refrain from taking such action until it receives further clarification or instructions from the Directors.  In such event the Administrator will have no liability for acting in accordance with the specific instructions of the Directors so given.  The Administrator represents and warrants to the Company that it has reviewed the Articles of Incorporation and Bylaws of the Company and is familiar with the restrictions on the Company’s activities therein.

8.

Relationship with Directors.  No director, officer or employee of the Administrator, or any Affiliate of the Administrator, may serve as a Director or as an officer of the Company.

9.

Fees.

(a)

Administrative Services Fee.  The Company will pay to the Administrator, as compensation for the services rendered to the Company under Section 3 above, an annual administrative services fee (the “Administrative Services Fee”) in an amount equal to 1.5% of the Average Invested Assets.  The Administrative Services Fee will be payable monthly (on the last day of such month, or the first business day following the last day of such month) in an amount equal to one-twelfth of 1.5% of the Average Invested Assets as of the last day of the immediately preceding month.  The Administrative Services Fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Administrator.  All or any portion of the Administrative Services Fee not taken as to any fiscal year will be deferred without interest and may be taken in such other fiscal year as the Administrator will determine.

(b)

Closing Administrative Services Fees.  The Company will pay to the Administrator a closing administrative services fee (the “Closing Administrative Services Fee”) in the amount of (i) 0.5% of the Contract Purchase Price or Sale Price of any Property or Loan acquired or sold by the Company, and (ii) 0.5% of the amount of the funds advanced to any borrower in any Loan transaction.  The Closing Administrative Services Fees will be reduced, if necessary, to limit the total compensation paid to all persons involved in the acquisition of any Property or the origination or purchase of any Loan to the amount customarily charged in arm’s-length transactions by other persons or entities rendering similar services as an ongoing public activity in the same geographical location and for comparable types of Properties and Loans and to the extent that other acquisition fees, finder’s fees, real estate commissions, or other similar fees or commissions are paid by any person in connection with the transaction.  To the extent that the Closing Administrative Services Fees and the Closing Administrative Services Expenses (as defined below) are included in the definitions of

Acquisition Fees and Acquisition Expenses, the total of all such Closing Administrative Services Fees and Closing Administrative Services Expenses will also be limited in accordance with the Bylaws of the Company.

(c)

Changes to Fee Structure.  At least annually, the Independent Directors will determine whether or not the compensation which the Company pays to the Administrator is reasonable in relation to the services performed, and whether or not such compensation is within the limits prescribed by the Bylaws.  Based on such determination, the Company will adjust the compensation of the Administrator in any renewal of this Agreement, so that such compensation is reasonable and within such limits.  In making such determination, the Independent Directors will consider all of the factors they deem relevant, including, but not limited to:  (i) the size of the Fees in relation to the level of services provided by the Administrator; (ii) the rates charged to other REITs and to investors other than REITs by companies performing similar services; (iii) additional revenues realized by the Administrator and its Affiliates through their relationship with the Company, including, if applicable, loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the Company or by others with whom the Company does business; and (iv) the quality and extent of service and advice furnished by the Administrator.

10.

Expenses.

(a)

In addition to the compensation paid to the Administrator pursuant to Section 9 hereof, the Company will pay directly or reimburse the Administrator for all of the out-of-pocket expenses paid or incurred by the Administrator on behalf of the Company in connection with the services it provides to the Company pursuant to this Agreement, including, but not limited to:

(i)

the Offering Expenses;

(ii)

the Acquisition Expenses;

(iii)

the actual cost of goods and materials used by the Company and obtained from entities not affiliated with the Administrator, other than Acquisition Expenses, including brokerage fees paid in connection with the purchase and sale of securities;

(iv)

interest and other costs for borrowed money, including discounts, points and other similar fees;

(v)

taxes and assessments on income or Property and taxes as an expense of doing business;

(vi)

costs associated with insurance required in connection with the business of the Company or by the Directors;

(vii)

expenses of managing and operating Properties owned by the Company;

(viii)

all expenses in connection with payments to the Directors and meetings of the Directors and Stockholders;

(ix)

expenses associated with the Listing or with the issuance and distribution of the Shares and other securities, such as selling commissions and fees, advertising expenses, taxes, legal and accounting fees, Listing and registration fees, and other Offering Expenses;

(x)

expenses connected with payments of Distributions to the Stockholders;

(xi)

expenses of organizing, revising, amending, converting, modifying, or terminating the Company or the Articles of Incorporation;

(xii)

expenses of maintaining communications with Stockholders, including the cost of preparation, printing, and mailing annual reports and other Stockholder reports, proxy statements and other reports required by governmental entities;

(xiii)

expenses related to negotiating and servicing Loans;

(xiv)

administrative service expenses (including items such as use of office supplies and personnel costs; provided, however, that no reimbursement will be made for costs of personnel to the extent that such personnel perform services in transactions for which the Administrator receives a separate fee at the lesser of actual cost or 90% of the competitive rate charged by unaffiliated persons providing similar goods and services in the same geographic location; and provided, further, that no portion of the employee or director compensation expenses of the Administrator will be reimbursed by the Company to the Administrator); and

(xv)

audit, accounting and legal fees.

(b)

Expenses incurred by the Administrator on behalf of the Company and payable pursuant to this Section 10 (the “Closing Administrative Services Expenses”) will be reimbursed no less frequently than monthly.

(c)

Except as otherwise described in this Agreement, the Administrator will pay and be responsible for all of its general overhead and operating expenses, and all other expenses that the Administrator incurs in conducting its business that are not directly related to the services it provides to the Company hereunder.  The Administrator will maintain separate accounts for the out-of-pocket expenses that are related to the services it provides to the Company hereunder, and the expenses that it incurs for its other clients and its general overhead and operating expenses.

11.

Other Services.  Should the Directors request that the Administrator or any director, officer or employee thereof render services for the Company other than those set forth in Section 3, such services will be separately compensated at such rates and in such amounts as are agreed by the Administrator and the Independent Directors of the Company, subject to the limitations contained in the Bylaws, and such services will not be deemed to be services pursuant to the terms of this Agreement.

12.

Limitation on Total Operating Expenses.  Notwithstanding any provision of this Agreement to the contrary, the Company will not reimburse the Administrator for Total Operating Expenses that, in any year (the “Expense Year”) exceed the 2%/25% Guidelines for such Expense Year, unless the Independent Directors determine such excess is justified (as provided in the Bylaws).  Within 60 days after the end of any fiscal quarter of the Company for which Total Operating Expenses for the Expense Year exceeded the 2%/25% Guidelines, the Administrator will reimburse the

Company the amount by which the Total Operating Expenses paid or incurred by the Company exceeded the 2%/25% Guidelines, unless the Independent Directors determine such excess is justified (as provided in the Bylaws).  The Company will not reimburse the Administrator or its Affiliates for services for which the Administrator or its Affiliates are entitled to compensation in the form of a separate fee.  All figures used in the foregoing computation will be determined in accordance with generally accepted accounting principles applied on a consistent basis.

13.

Other Activities of the Administrator.  Nothing herein contained will prevent the Administrator from engaging in other activities, including, without limitation, the rendering of advice to other Persons (including other REITs) and the management of other programs advised, sponsored or organized by the Administrator or its Affiliates; nor will this Agreement limit or restrict the right of any director, officer, employee or shareholder of the Administrator or its Affiliates to engage in any other business or to render services of any kind to any other partnership, corporation, firm, individual, trust or association.  The Administrator will report to the Directors the existence of any condition or circumstance, existing or anticipated, of which it has knowledge, which creates or could create a conflict of interest between the Administrator’s obligations to the Company and its obligations to or its interest in any other partnership, corporation, firm, individual, trust or association.  The Administrator or its Affiliates will promptly disclose to the Directors knowledge of such condition or circumstance.  If the Sponsor, Administrator, Director or Affiliates thereof have sponsored other investment programs with similar investment objectives which have investment funds available at the same time as the Company, it will be the duty of the Directors (including the Independent Directors) to adopt the method set forth in the Registration Statement or another reasonable method by which investments are to be allocated to the competing investment entities and to use their best efforts to apply such method fairly to the Company.

14.

Relationship of the Administrator and the Company.  The Company and the Administrator are not partners or joint venturers with each other, and nothing in this Agreement will be construed to make them such partners or joint venturers or impose any liability as such on either of them.  The Company and the Administrator are independent contractors.

15.

Term.  Except as otherwise provided herein, this Agreement will continue in force until December 31, 2007, subject to an unlimited number of successive one (1) year renewals upon the mutual consent of the parties.  It is the duty of the Directors to evaluate the performance of the Administrator annually before renewing the Agreement, and each such renewal will have a term of no more than one (1) year.

16.

Termination.  This Agreement may be terminated upon 60 days’ prior written notice without cause or penalty, by either party (by a majority of the Independent Directors of the Company or by a majority of the Board of Directors of the Administrator, as the case may be).  This Agreement may also be terminated immediately by either party upon the other party’s breach of its obligations hereunder.

17.

Assignment to an Affiliate.  This Agreement may be assigned by the Administrator to an Affiliate with the prior written approval of a majority of the Directors (including a majority of the Independent Directors).  The Administrator may assign any rights to receive fees or other payments under this Agreement without obtaining the approval of the Directors.  This Agreement will not be assigned by the Company without the consent of the Administrator, except in the case of an assignment by the Company to a corporation or other organization which is a successor to all of the assets, rights and obligations of the Company, in which case such successor organization will be bound hereunder and by the terms of said assignment in the same manner as the Company is bound by this Agreement.

18.

Payments to and Duties of the Administrator upon Termination.

(a)

Payments to the Administrator pursuant to this Section 18 will be subject to the 2%/25% Guidelines to the extent applicable.

(b)

After the Termination Date, the Administrator will not be entitled to compensation for further services hereunder, except it will be entitled to receive from the Company within 30 days after the Termination Date all unpaid reimbursements of expenses and all earned but unpaid fees payable to the Administrator prior to termination of this Agreement, exclusive of disputed items arising out of possible unauthorized transactions.

(c)

The Administrator will, promptly upon termination:

(i)

pay over to the Company all monies collected and held for the account of the Company pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

(ii)

deliver to the Directors a full accounting, including a statement showing all payments collected by it and a statement of all monies held by it, covering the period following the date of the last accounting furnished to the Directors;

(iii)

deliver to the Directors all assets, including Properties and Loans, and documents of the Company then in the custody of the Administrator; and

(iv)

take all reasonable steps requested to assist the Directors in making an orderly transition of the administrative functions.

19.

Indemnification by the Company.  The Company will indemnify and hold harmless the Administrator and its Affiliates, including their respective officers, directors, partners and employees, from all liability, claims, damages, taxes or losses and related expenses, including attorneys’ fees, incurred by them, but only to the extent that such liability, claims, damages, taxes or losses and related expenses (a) are not fully reimbursed by insurance, and (b) are incurred by reason of the Company’s bad faith, fraud, willful misconduct or negligence in performing its obligations under this Agreement.  Notwithstanding the above, the Company’s indemnification obligations are subject to any and all limitations on indemnification imposed by the laws of the State of Maryland or the Articles of Incorporation and Bylaws.  Furthermore, notwithstanding the above, the Administrator and its Affiliates, including their respective officers, directors, partners and employees, will not be entitled to indemnification or be held harmless pursuant to this Section 19 for any activity for which the Administrator will be required to provide indemnification pursuant to Section 20 below.  Any indemnification under this Section may be made only out of the net assets of the Company and not from the Stockholders.

20.

Indemnification by the Administrator.  The Administrator will indemnify and hold harmless the Company and its Affiliates, including their respective officers, directors, partners and employees, from all liability, claims, damages, taxes or losses and related expenses, including attorneys’ fees, incurred by them, but only to the extent that such liability, claims, damages, taxes or losses and related expenses (a) are not fully reimbursed by insurance, and (b) are incurred by reason of the Administrator’s bad faith, fraud, willful misconduct or negligence in performing its obligations under this Agreement.  Notwithstanding the above, the Company and its Affiliates, including their respective officers, directors, partners and employees, will not be entitled to indemnification or be held harmless pursuant to this Section 20 for any activity for which the Company will be required to provide indemnification pursuant to Section 19 above.

21.

Notices.  All notices, requests, demands and other communications required or permitted hereunder will be in writing (unless some other method of giving such notice, request, demand or other communication is required by the Articles of Incorporation or the Bylaws), and will be either (i) delivered by hand, (ii) mailed by United States registered or certified mail, return receipt requested, first class postage prepaid and properly addressed, or (iii) sent by national overnight courier service to the parties or their assignees, addressed as follows:

To the Directors and to the Company:

Lanier Capital REIT, Inc.

2450 Atlanta Highway

Suite 104

Cumming, Georgia  30040

To the Administrator:

Cornerstone Capital Advisors Inc.

2450 Atlanta Highway

Suite 904

Cumming, Georgia  30040

All such notices, requests, instructions or documents given to any party in accordance with this Section 21 will be deemed to have been given (i) on the date of receipt if delivered by hand or overnight courier service, or (ii) on the date that is three (3) business days after depositing with the United States Postal Service if mailed by United States registered or certified mail, return receipt requested, first class postage prepaid and properly addressed.  Any party hereto may change its address specified for notices herein by designating a new address by notice in accordance with this Section 21.

22.

Entire Agreement.  This Agreement constitutes the entire agreement among the parties hereto relating to the subject matter hereof and supersedes all prior and contemporaneous negotiations, writings and agreements relating to the subject matter of this Agreement.

23.

Modifications and Waivers.  This Agreement will not be changed, modified, terminated, or discharged, in whole or in part, except by an instrument in writing signed by both parties hereto, or their respective successors or assignees.  The failure or delay of any party at any time or times to require the performance of any provision of this Agreement will in no manner affect its right to enforce that provision.  No single or partial waiver by any party of any condition of this Agreement, or the breach of any term, agreement or covenant of, or the inaccuracy of any representation or warranty in, this Agreement, whether by conduct or otherwise, in any one or more instances will be construed or deemed to be a further or continuing waiver of any such condition, breach or inaccuracy or a waiver of any other condition, breach or inaccuracy.

24.

Governing Law.  This Agreement has been negotiated and executed in the State of Georgia, will be substantially performed in the State of Georgia, and will be controlled, construed and enforced in accordance with the substantive laws of the State of Georgia, without regard to the laws related to choice or conflicts of laws.

25.

Severability.  Should any one or more of the provisions of this Agreement be determined to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions hereof will not in any way be adversely affected or impaired thereby.

26.

Counterparts.  This Agreement may be executed in any number of counterparts, and any party hereto may execute any such counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts taken together will constitute but one and the same instrument.  This Agreement will become binding when one or more counterparts taken together will have been executed and delivered by the parties.  It will not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

27.

Facsimile Signatures.  Signatures of the parties submitted by facsimile transmission will be valid and binding for all purposes.

(Signatures on following page.)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date and year first above written.

COMPANY:

Lanier Capital REIT, Inc.

By:

John B. Lowery

Chief Executive Officer

ADMINISTRATOR:

Cornerstone Capital Advisors Inc.

By:

Robert C. Covington

Chief Executive Officer